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                   INFINITY PROPERTY AND CASUALTY CORPORATION

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


    The following is a list of subsidiaries of Infinity at December 31, 2002. All corporations are subsidiaries of Infinity and, if indented, subsidiaries of the company under which they are listed.

                                                                                    Percentage of
Name of Company                                           Incorporated                Ownership
---------------                                           ------------               -----------
Atlanta Casualty Company                                  Ohio                         100
  American Premier Insurance Company                      Indiana                      100
  Atlanta Reserve Insurance Company                       Ohio                         100
  Atlanta Specialty Insurance Company                     Ohio                         100
Infinity Insurance Company                                Indiana                      100
  Infinity National Insurance Company                     Indiana                      100
  Infinity Select Insurance Company                       Indiana                      100
Leader Insurance Company                                  Ohio                         100
  Leader Preferred Insurance Company                      Ohio                         100
  Leader Specialty Insurance Company                      Indiana                      100
  TICO Insurance Company                                  Ohio                         100
Windsor Insurance Company                                 Indiana                      100
  American Deposit Insurance Company                      Oklahoma                     100
  Coventry Insurance Company                              Ohio                         100
  Moore Group Inc.                                        Georgia                      100
  Regal Insurance Company                                 Indiana                      100



    The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.




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